                               LAND O'LAKES, INC.
                                  NEWS RELEASE


FOR MORE INFORMATION, CONTACT:

         Lydia Botham             651-481-2123
         David Karpinski          651-481-2360

                   LAND O'LAKES REPORTS FIRST QUARTER RESULTS
                    Significantly Improved Sales and Earnings

April 26, 2004 (Arden Hills, Minn.) ... Land O'Lakes officials today reported significantly improved sales and earnings for the first quarter of 2004 (as compared to the same period one year ago). Company officials also commented on progress against several strategic initiatives.
Land O'Lakes reported net sales of $2.01 billion and net earnings of $46.5 million for the quarter, as compared to sales of $1.45 billion and a net loss of $0.4 million for the first quarter of 2003. Company officials noted that $175 million of the sales increase results from the consolidation of MoArk sales (layers/eggs) into Land O'Lakes financials. Factoring out MoArk, sales were up $381 million or about 26 percent.

EBITDA (Earnings Before Interest, Taxes, Depreciation, Amortization and other items), as calculated pursuant to the company's bond indenture, was $65.3 million for the quarter versus $43.2 million for the first quarter of 2003.

Company officials attributed improved first quarter performance to a combination of:

    o  improved market prices in core product areas;
    o improved volumes (particularly in branded/proprietary businesses and product lines); and
    o  an internal focus on driving performance and earnings.

STRATEGIC INITIATIVES
Officials of the national dairy and agricultural cooperative indicated the company made progress in paying down debt, portfolio management and the strengthening of its brands and branded businesses.

In relation to paying down debt, Land O'Lakes reported $126.5 million in term debt prepayments during the first quarter. These prepayments included $100 million related to incremental proceeds from an off-balance-sheet receivables securitization facility. This facility provides alternative low-cost financing for the company. The company's long-term debt to capital ratio improved to 48.7 percent at the end of the quarter, as compared to 52.6 percent at the end of the previous quarter and 50.8 percent one year ago.

The company's liquidity also was strong, with $238 million in available cash-on-hand and unused borrowing capacity at the end of the quarter. In addition, the company reported that it was in compliance with all its financing covenants.

                                     -more-

Land O'Lakes -- Page 2 of 4


In portfolio management, Land O'Lakes reported progress in the ongoing restructuring of its dairy manufacturing infrastructure; the continued reduction in capital use and exposure to market risk in its Swine operations; and movement toward the scheduled June completion of the expansion of Cheese and Protein International (CPI), its West Coast cheese and whey manufacturing facility.

Highlights in the area of branded business growth included the performance of several new products under the LAND O LAKES brand in both the grocery and foodservice channels; the growing strength of the CROPLAN GENETICS brand in Seed; increased sales for the AgriSolutions(TM) product line in Agronomy; and new branded and proprietary Feed products like RALLY(TM) dairy feed, PUSH(TM) sow feed and Cow's Match(TM) Jersey Blend calf milk replacer.

DAIRY FOODS
Land O'Lakes reported pretax earnings of $12.5 million in Dairy Foods for the quarter, as compared to a $19.6 million loss in the first quarter of 2003, an increase attributed to strong market prices, volume improvements in core value-added product lines and improved manufacturing performance. Sales for the quarter totaled $899 million, up from $637 million one year ago.

Highlights for the quarter, versus the first quarter of 2003, included: a 17 percent increase in total butter volume; a 28 percent increase in total cheese volume; and a 38 percent increase in overall Foodservice volume. In addition, commodity cheese sales rose 3 percent.

On the Dairy Foods manufacturing side, progress was made in the restructuring of the company's manufacturing infrastructure. Operating margins improved as a result of prior-year plant closures and company efforts to lower expenses. Company officials also said the organization is on track for the installation of the expansion of its Cheese and Protein International (CPI) facility. This expansion will double CPI's capacity and is intended to lower per-unit costs and contribute to long-term profitability. The expansion is expected to be completed on schedule and on budget.

FEED
Land O'Lakes reported $9.9 million in pretax earnings in Feed for the quarter, down from $15.1 million for the first quarter of 2003. Feed sales for the quarter were $677 million, up from $602 million for the first quarter of 2003. Pretax earnings for the quarter include a $4.4 million gain on litigation settlements, as compared to an $8.9 million gain on litigation settlements in the first quarter of 2003.

The company continued to face challenging livestock feed markets, and volume in this segment was down 1 percent versus the first quarter of 2003. Company officials reported improved performance as the quarter drew to a close, with March livestock feed volumes up 6 percent over the previous March. Building this base business remains a significant priority.

Lifestyle Feed volumes were up 12 percent quarter over quarter, driven in part by the strength of the LAND O LAKES and Purina brands. Key contributors were horse feed, up 9 percent, and companion animal feed, up 24 percent.

                                     -more-

Land O'Lakes -- Page 3 of 4


SWINE
The company reported a modest improvement in Swine results, with improved market prices somewhat offset by increased input (corn and soybean meal) costs. For the quarter, Land O'Lakes reported a $3.3 million loss in Swine, as compared to a $4.1 million loss one year ago. First quarter sales in Swine were $22 million, as compared to $21 million for the first quarter of 2003.

The company reported progress in its efforts to reduce capital use and decrease its exposure to market risk in Swine, through efforts to reposition underperforming assets and phase out higher-risk swine programs.

LAYERS/EGGS
The company participates in the layers/eggs industry through its MoArk joint venture. The quarter saw very strong egg markets, and Land O'Lakes reported $29.4 million in pretax earnings, as compared to $0.9 million for the first quarter of 2003. Sales for the quarter were $175 million, up from $116 million one year ago.

The improved performance was attributed to stronger markets (prices up 36 cents per dozen versus the first quarter of 2003) and increased overall volume (up 3.3 percent).

SEED
Seed earnings for the quarter totaled $13.9 million, as compared to $10.6 million for the first quarter of 2003. Sales were also up, at $243 million for the quarter, versus $192 million one year ago. These results come on the heels of record full-year sales and earnings in 2003.

AGRONOMY
The company reported $84,000 in pretax earnings in Agronomy for the quarter, an improvement over the $8.8 million loss for the first quarter of 2003. The company participates in Agronomy through its 50 percent ownership in the Agriliance joint venture. First quarter losses are common in this segment, as the primary selling season does not start until spring. Land O'Lakes anticipates a 2004 cash dividend from Agriliance, which has achieved improved earnings for three consecutive years.

The national food and agricultural cooperative will discuss its first quarter results in a conference call scheduled for 1:00 p.m., Eastern Time, April 26, 2004. The dial-in numbers are USA -- 1-877-917-1550; International -- 1-630-395-0018. The passcode is "Land O'Lakes." A replay of the conference call will be available through May 10, 2004, at USA -- 1-888-568-0810; International -- 1-402-998-0237. The replay access ID is #8403. Additional materials will be available on the company's website (www.landolakesinc.com) for an extended period of time.


                                     -more-

Land O'Lakes -- Page 4 of 4


Land O'Lakes is a national, farmer-owned food and agricultural cooperative, with annual sales over $6 billion. Land O'Lakes does business in all 50 states and more than 50 countries. It is a leading marketer of a full line of dairy-based consumer, foodservice and food ingredient products across the United States; serves its international customers with a variety of food and animal feed ingredients; and provides farmers and local cooperatives with an extensive line of agricultural supplies (feed, seed, crop nutrients and crop protection products) and services.

Note:  Attachments follow

                              CAUTIONARY STATEMENT

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management's current expectations and assumptions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. In particular, management's expectations that the company will receive a dividend from Agriliance in 2004 may be affected by, among other things, the competitive environment in which Agriliance competes, Agriliance's dependence on its suppliers and the discretion of Agriliance's board members to declare a dividend. Management's expectations regarding improved profitability at Cheese and Protein International may be affected by, among other things, actual construction costs incurred and construction time required, and the timing and levels of customer acceptance. The company undertakes no obligations to publicly revise any forward-looking statements to reflect future events or circumstances. For a discussion of additional factors that may materially affect management's estimates and predictions, please view Land O'Lakes Annual Report filed on Form 10-K for the year ended December 31, 2003, which can be found on the Securities and Exchange Commission web site (www.sec.gov) and the company's website (www.landolakesinc.com).

                               LAND O'LAKES, INC.
                           CONSOLIDATED BALANCE SHEETS
                                ($ IN THOUSANDS)

                                                                           MARCH 31,            DECEMBER 31,
                                                                              2004                  2003
------------------------------------------------------------------------------------------------------------
                                                                          (UNAUDITED)
ASSETS
Current assets:
     Cash and short-term investments                                      $    21,530           $   110,274
     Restricted cash                                                           20,167                20,118
     Receivables, net                                                         603,729               640,146
     Inventories                                                              530,140               496,776
     Prepaid expenses                                                          46,005               246,373
     Other current assets                                                      38,102                42,006
------------------------------------------------------------------------------------------------------------
         Total current assets                                               1,259,673             1,555,693

Investments                                                                   514,084               506,641
Property, plant and equipment, net                                            619,986               624,631
Property under capital lease, net                                             107,464               109,145
Goodwill                                                                      370,863               373,083
Other intangibles                                                             102,030               102,938
Other assets                                                                  124,647               126,025
------------------------------------------------------------------------------------------------------------
         Total assets                                                     $ 3,098,747           $ 3,398,156
------------------------------------------------------------------------------------------------------------

LIABILITIES AND EQUITIES
Current liabilities:
     Notes and short-term obligations                                     $    55,529           $    80,703
     Current portion of long-term debt                                          9,378                 7,841
     Current portion of obligations under capital lease                        10,066                10,399
     Accounts payable                                                         568,286               761,663
     Accrued expenses                                                         222,241               216,586
     Patronage refunds and other member equities payable                       15,480                19,449
------------------------------------------------------------------------------------------------------------
         Total current liabilities                                            880,980             1,096,641

Long-term debt                                                                942,907             1,065,382
Obligations under capital lease                                                98,266                99,650
Employee benefits and other liabilities                                       181,568               177,088
Minority interests                                                             64,095                62,739

Equities:
     Capital stock                                                              2,114                 2,125
     Member equities                                                          890,891               882,547
     Accumulated other comprehensive loss                                     (65,617)              (65,617)
     Retained earnings                                                        103,543                77,601
------------------------------------------------------------------------------------------------------------
         Total equities                                                       930,931               896,656
------------------------------------------------------------------------------------------------------------
Commitments and contingencies
------------------------------------------------------------------------------------------------------------
Total liabilities and equities                                            $ 3,098,747           $ 3,398,156
============================================================================================================

                               LAND O'LAKES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                ($ IN THOUSANDS)
                                   (UNAUDITED)

                                                                THREE MONTHS ENDED
                                                                     MARCH 31,
                                                       --------------------------------------
                                                                2004                2003
-----------------------------------------------------  -----------------   ------------------
Net sales                                              $      2,011,287    $       1,454,452
Cost of sales                                                 1,810,830            1,328,903
-----------------------------------------------------  -----------------   ------------------
Gross profit                                                    200,457              125,549

Selling, general and administrative                             134,900              117,441
Restructuring and impairment charges                                900                1,092
-----------------------------------------------------  -----------------   ------------------
Earnings from operations                                         64,657                7,016

Interest expense, net                                            23,701               19,913
Gain on legal settlements                                        (4,524)              (8,889)
Other (income) expense, net                                      (1,587)                (500)
Equity in (earnings) loss of affiliated companies               (17,414)                 983
Minority interest in earnings of subsidiaries                     1,400                1,489
-----------------------------------------------------  -----------------   ------------------
Earnings (loss) before income taxes                              63,081               (5,980)
Income tax expense (benefit)                                     16,552               (5,609)
-----------------------------------------------------  -----------------   ------------------
Net earnings (loss)                                    $         46,529    $            (371)
=====================================================  =================   ==================

                          LAND O'LAKES, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS
                           ($ IN THOUSANDS)
                             (UNAUDITED)

                                                                                  THREE MONTHS ENDED
                                                                                        MARCH 31,
                                                                          -----------------------------------
                                                                              2004                   2003
                                                                          --------------         ------------
Cash flows from operating activities:
       Net earnings (loss)                                                $      46,529          $      (371)
       Adjustments to reconcile net earnings (loss) to net cash
         provided by operating activities:
           Depreciation and amortization                                         27,560               26,642
           Amortization of deferred financing charges                             2,561                  913
           Bad debt expense                                                         379                  691
           Proceeds from patronage revolvement received                           1,334                   10
           Non-cash patronage income                                               (412)                (209)
           Receivable from legal settlement                                           -               96,707
           Deferred income tax benefit                                             (865)                   -
           Decrease in other assets                                               2,269                1,709
           (Decrease) increase in other liabilities                                (370)               2,096
           Restructuring and impairment charges                                     900                1,092
           Gain on divestiture of business                                       (1,664)                   -
           Equity in (earnings) loss of affiliated companies                    (17,414)                 983
           Minority interests                                                     1,400                1,489
           Other                                                                   (282)              (1,229)
       Changes in current assets and liabilities, net of acquisitions and divestitures:
           Receivables                                                           33,854               62,553
           Inventories                                                          (33,186)             (47,777)
           Other current assets                                                 198,963               92,304
           Accounts payable                                                    (193,545)            (192,201)
           Accrued expenses                                                      10,448               (6,537)
                                                                          --------------         ------------
        Net cash provided by operating activities                                78,459               38,865

Cash flows from investing activities:
       Additions to property, plant and equipment                               (20,574)             (16,120)
       Payments for investments                                                    (148)              (8,800)
       Proceeds from divestiture of businesses                                    7,500                    -
       Proceeds from sale of investments                                          1,983                3,000
       Proceeds from sale of property, plant and equipment                        2,703                1,562
       Dividends from investments in affiliated companies                         8,671                1,737
       Increase in restricted cash                                                  (49)                   -
       Other                                                                        525                2,581
                                                                          --------------         ------------
       Net cash provided (used) by investing activities                             611              (16,040)

Cash flows from financing activities:
       (Decrease) increase in short-term debt                                   (25,126)              24,768
       Proceeds from issuance of long-term debt                                  17,605                  425
       Principal payments on long-term debt                                    (137,646)             (61,934)
       Principal payments on obligations under capital lease                     (2,524)              (2,217)
       Payments for redemption of member equities                               (16,308)             (15,331)
       Payments for debt issuance costs                                          (3,953)                   -
       Other                                                                        138                1,349
                                                                          --------------         ------------
       Net cash used by financing activities                                   (167,814)             (52,940)
                                                                          --------------         ------------
       Net decrease in cash and short-term investments                          (88,744)             (30,115)
Cash and short-term investments at beginning of period                          110,274               64,327
                                                                          --------------         ------------
Cash and short-term investments at end of period                          $      21,530          $    34,212
                                                                          ==============         ============

                               LAND O'LAKES, INC.
                                     EBITDA
                                ($ IN THOUSANDS)
                                   (UNAUDITED)

                                                                                     TWELVE MONTHS
                                                         THREE MONTHS ENDED              ENDED
                                                              MARCH 31,                MARCH 31,
                                                    ------------------------------  ----------------
                                                        2004            2003              2004
--------------------------------------------------  --------------  --------------  ----------------
NET EARNINGS (LOSS)                                 $      46,529   $        (371)  $       130,438
Income taxes expense (benefit)                             16,552          (5,609)           40,264
Minority interest in earnings of subsidiaries               1,400           1,489             6,277
Equity in (earnings) loss of affiliated companies         (17,414)            983           (75,542)
Interest expense, net                                      23,701          19,913            86,736
Cash (non-cash) patronage income                              779            (357)            3,136
Joint venture cash distributions                            9,509           1,808            47,610
Depreciation and amortization                              27,560          26,642           113,950
Non-cash impairment charges                                   500              92             4,362
One-time items not included in bond EBITDA                 (2,102)           (500)          (16,283)
Unrealized hedging gain                                   (13,152)         (2,771)          (29,843)
Unrestricted entities - EBITDA                            (28,542)          1,865           (64,655)
--------------------------------------------------  --------------  --------------  ----------------
 BOND EBITDA                                        $      65,320   $      43,184   $       246,450
==================================================  ==============  ==============  ================

ADJUSTMENTS TO BANK EBITDA:
LOL Finance Co. restricted for Bank                                                            (698)
Restructuring charges less cash paid                                                         (1,155)
One-time items                                                                                9,265
--------------------------------------------------                                  ----------------
 BANK EBITDA                                                                        $       253,862
==================================================                                  ================

BANK COVENANTS                                                                        LTM 3/31/04
--------------                                                                        -----------

Interest expense coverage ratio - required  >  2.5                                           3.70 x
                                            -
Leverage ratio - required  <  4.75                                                           2.85 x
                           -
Band EBITDA                                                                                 253,862

Consolidated cash interest expense (1)
--------------------------------------
INTEREST EXPENSE                                                                           $ 86,736
Unrestricted subs interest expense                                                          (10,082)
Interest related to securitization                                                           (1,949)
Interest earned                                                                               5,713
Change in accrued interest                                                                   (2,346)
Non-cash amortized financing costs                                                           (9,383)
                                                                                    ----------------
   TOTAL BANK CONSOLIDATED CASH INTEREST EXPENSE                                    $        68,689
                                                                                    ================

Consolidated Indebtedness (2)
-----------------------------
TOTAL INDEBTEDNESS (INCLUDES CAPITAL LEASES AND CAPITAL SECURITIES)                 $     1,116,146
Less capital securities                                                                    (190,700)
Less CPI capital lease                                                                      (97,020)
Less MoArk capital lease                                                                    (11,300)
Less MoArk debt                                                                             (83,955)
Less CPI bonds                                                                              (10,000)
Less other unrestricted subs debt                                                              (166)
                                                                                    ----------------
   TOTAL BANK CONSOLIDATED INDEDTEDNESS                                             $        723,005
                                                                                    ================

Bond Coverage Ratio                                                                   LTM 3/31/04
-------------------                                                                   -----------

Interest expense coverage ratio - required  >  2.5                                           3.21 x
                                            -
Bond EBITDA                                                                                 246,450

Bond consolidated interest expense
----------------------------------
INTEREST EXPENSE                                                                           $ 86,736
Unrestricted subs interest expense (includes interest related to securitization)             (9,945)
Interest on sales lease back transaction                                                         28
                                                                                    ----------------
   TOTAL BOND CONSOLIDATED INTEREST EXPENSE                                                $ 76,819
                                                                                    ================

(1) Dividends on capital securities are included in interest expense.

(2) Capital securities and external debt of unrestricted subsidiaries are excluded from the bank indebtedness calculation as per the Credit Agreement.